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
                                                                Exhibit 11
                            NORDSON CORPORATION
                     CALCULATION OF EARNINGS PER SHARE
      (Dollars and shares in thousands except for per share amounts)

                      Third Quarter Ended           Three Quarters Ended
                Aug 4, 1996   July 30, 1995     Aug 4, 1996   July 30, 1995
                -----------   -------------     -----------   -------------
PRIMARY:

Weighted average number
  of common shares
  outstanding during
  the period         17,903          18,147          17,931          18,273

Effect of Company
  stock plans based on
  the treasury stock
  method                324             367              344            379
                    -------         -------          -------        -------
Total weighted average
  common shares and
  common share
  equivalents        18,227          18,514          18,275          18,652
                    =======         =======         =======         =======
Net income          $11,869         $14,847         $34,879         $36,481
                    =======         =======         =======         =======
Earnings per share  $   .65         $   .80         $  1.91         $  1.96
                    =======         =======         =======         =======
FULLY DILUTED:

Weighted average number
  of common shares
  outstanding during
  the period         17,903          18,147          17,931          18,273

Effect of Company
  stock plans based on
  the treasury stock
  method                324             367             360            379
                    -------         -------         -------        -------
Total weighted average
  common shares and
  common share
  equivalents        18,227          18,514          18,291         18,652
                    =======         =======         =======        =======
Net income          $11,869         $14,847         $34,879        $36,481
                    =======         =======         =======        =======
Earnings per share  $   .65         $   .80         $  1.91        $  1.96
                    =======         =======         =======        =======

                                    14

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